HALIFAX CORPORATION

                        Alexandria, Virginia



                   ANNUAL MEETING OF SHAREHOLDERS


Dear Shareholders:

     You are cordially invited to attend the Annual Meeting of Halifax Shareholders which will be held on September 18, 1998, at 2:00 p.m. local time at our offices at 5250 Cherokee Avenue, Alexandria, VA 22312.

     In addition to the meeting purposes enumerated in the attached Notice, it shall be our pleasure to entertain questions pertaining to the affairs of the Company which affect the interests of Shareholders as a whole.

     We encourage your attendance and look forward to seeing you.


                                   Sincerely,



                                   Howard C. Mills
                                   President

August 15, 1998

                         HALIFAX CORPORATION
              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD September 18, 1998


To the Shareholders of Halifax Corporation:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Halifax Corporation (The "Company") will be held at its executive offices, 5250 Cherokee Avenue, Alexandria, VA 22312 on Friday, September 18, 1998, at 2:00 p.m. local time, for the purpose of considering and acting upon the following:

    1.   Election of seven (7) directors for the ensuing year.

    2. Ratification of the Board of Directors' appointment of Ernst & Young Certified Public Accountants, as the Company's independent accountants for the fiscal year ending March 31, 1999.

    3. Approval of Amendment of Articles of Incorporation to increase authorized Common Stock and to authorize Preferred Stock.

    4. Approval of Amendment of the Company's "1994 Key Employee Stock Option Plan" to increase the number of shares issuable from 180,000 to 280,000.

    5. Transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on Friday, August 7, 1998, as the record date for the determination of shareholders entitled to notice of and vote at this meeting and any adjournments thereof, and only shareholders of record at such time will be so entitled to vote.

     Shareholders who will not attend the meeting in person are requested to specify their choices and to date, sign, and return the enclosed Proxy in the envelope provided. Prompt response is helpful, and your cooperation will be appreciated.


                              By Order of the Board of Directors



                              Ernest L. Ruffner
                              Secretary



                         HALIFAX CORPORATION
                        5250 Cherokee Avenue
                     Alexandria, Virginia 22312



                           PROXY STATEMENT


     The Annual Meeting of Shareholders of Halifax Corporation (The "Company") will be held on September 18, 1998, at the offices of the Company located at 5250 Cherokee Avenue, Alexandria, Virginia 22312, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described more fully below.

     The enclosed Proxy is solicited on behalf of the Board of Directors of the Company.

     The cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy and miscellaneous costs with respect to the same will be paid by the Company. the Company may, in addition, use the services of its officers, directors and employees to solicit Proxies personally or by telephone and telegraph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and to request authority for the execution of Proxies. The Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

     The Proxy may be revoked by the person giving it at any time before it has been exercised by delivering written notice to the Company or by delivering a later dated Proxy.

     Unless instructed to the contrary on the Proxy, each Proxy will be voted for the persons named below in the election of directors to the Company's Board of Directors; for ratification of the appointment of Ernst & Young Certified Public Accountants, to be the Company's independent accountants for fiscal 1999, for approval of an Amendment to the Articles of Incorporation to increase authorized Common Stock and to authorize Preferred Stock, for approval of an Amendment to the Company's 1994 Key Employee Stock Option Plan to increase the number of shares issuable, and with respect to such other matters which may properly come before the Annual Meeting, the persons named as proxy holders will exercise their best judgment with respect to such other matters. A shareholder who abstains from a vote by registering an abstention vote will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matter. Management knows of no other matters to come before the Annual Meeting at this time.




                 SHARES OUTSTANDING AND VOTING RIGHT

     Shareholders of record at the close of business on August 7, 1998, will be entitled to notice of and vote at the Annual Meeting. On that date there were 2,013,406 shares of the Company's Common Stock outstanding. The holders of these shares are entitled to one vote per share.

     Under the rules of the American Stock Exchange (AMEX) brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instruction from beneficial owners. Such votes are known as "broker non-votes", and are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining whether a director has been elected or whether a proposal has been approved by the shareholders.

     Directors are elected by a plurality of the votes of the shares present or represented at the meeting and entitled to vote. Approval of each other matter to be voted upon requires the affirmative vote of a majority of the votes of shares present or represented at the meeting and entitled to vote on such matter.

                              FORM 10-K

     The Annual Report on Form 10-K/A for the Company's fiscal year ended March 31, 1998, has been filed with the Securities and Exchange Commission. Shareholders should they so desire may obtain without charge a copy of the Form 10-K/A from the Company by written request which should be made to Halifax Corporation, 5250 Cherokee Avenue, Alexandria, Virginia 22312, Attention: Corporate Secretary.

                        ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Company shall be managed by a Board of Directors consisting of between three and seven members, the precise number of directors to be fixed from time to time by resolution of the Board of Directors. The number of Directors has been fixed at seven.

     It is, therefore, proposed to elect a Board of Directors of seven persons to serve until the next annual meeting of Shareholders or until the election and qualification of their respective successors. Unless authority is withheld, the proxies shall be voted for the election as directors of the following persons named below. All seven of the nominees are now serving as directors and have agreed to serve if elected. Those nominees receiving a majority of or the greatest number of votes cast at the Annual Meeting by Shareholders entitled to vote will be elected to the Board of Directors.

     Management has no reason to believe that any nominee will not be available to serve, but if any nominee should be or become unable to serve, the shares represented by Management proxies will be voted, instead, for the election of another person recommended by the Board of Directors as a director.

     The following table sets forth the name and age of each of the nominees to the Board of Directors of the Company, together with respective periods of service as directors and other positions with the Company:

          THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING  NOMINEES:

                                       Date    Principal Occupation and
Nominee                        Age    First    Employment; Other Background
                                     Elected
Arch C. Scurlock               78      1973    Arch C. Scurlock, presently Chairman of the
                                               Board of Directors, has been a Director of the
                                               Company since 1973.  He has been President and a
                                               Director of Research Industries Incorporated, a
                                               private investment company since 1968.  He
                                               served from 1969 to 1992 as Chairman of the
                                               Board of TransTechnology Corporation, a
                                               manufacturer of aerospace defense and other
                                               industrial products.

Howard C. Mills                64      1984    Howard C. Mills, since October 16, 1984, has
                                               been President, Chief Executive Officer and a
                                               Director of the Company.  Prior to that time he
                                               served as Vice President and Executive Vice
                                               President of the Company.

John H. Grover                 70      1984    John  H. Grover became a Director of the Company
                                               in  1984.   He  has  served  as  Executive  Vice
                                               President,  Treasurer and Director  of  Research
                                               Industries  Incorporated since 1968,  and  as  a
                                               Director  of  TransTechnology  Corporation  from
                                               1969 to 1992.

Clifford M. Hardin             82      1985    Clifford M. Hardin has been a Director of the
                                               Company since 1985.  From 1981 to 1987, Dr.
                                               Hardin served as a Director of Stifel Financial
                                               Corporation, the parent corporation of Stifel,
                                               Nicolaus & Company, a St. Louis securities
                                               brokerage firm registered with the Securities &
                                               Exchange Commission.

Ernest L. Ruffner              63      1985    Ernest L. Ruffner, elected Director of the
                                               Company on March 25, 1985, is an attorney
                                               engaged in the private practice of law as a
                                               member of Pompan, Murray, Ruffner & Werfel in
                                               Alexandria, Virginia.  Mr. Ruffner is a Director
                                               of Research Industries Incorporated.  He was
                                               elected Secretary of the Company effective July
                                               2, 1985 and General Counsel on September 16,
                                               1994.

Alvin E. Nashman               71      1993    Alvin E. Nashman,  for 27 years until his
                                               retirement in 1992,   headed the multi-division
                                               Systems Group of CSC, which under his leadership
                                               experienced continued growth with 1992 revenues
                                               in excess of $1 billion.  He served two terms as
                                               Chairman of the Board of the Armed Forces
                                               Communications and Electronics Association
                                               (AFCEA).  He currently serves on the Boards of
                                               Andrulis Corporation, Space Works; and Federal
                                               Sources, Inc.

John M. Toups                  72      1993    John M. Toups served as President and CEO of
                                               Planning Research Corporation (PRC) from 1978 to
                                               1987.  Prior to that he served in various
                                               executive positions with PRC.  For a short
                                               period of time in 1990, he served as interim
                                               Chairman of the Board and CEO of the National
                                               Bank of Washington and Washington Bancorp and is
                                               currently a Director of CACI International,
                                               Inc., NVR, Inc., Telepad Corporation and
                                               Thermatrix, Inc.





                           OTHER EXECUTIVE OFFICERS

     In addition to President Mills and Secretary/General Counsel Ruffner, the following persons are executive officers of the company.

     James L. Sherwood, IV, age fifty-six, is Vice President Contracts and Administration. He has been with the Company and its subsidiaries for nineteen years. He previously served as a Vice President managing the Company's Facilities Services Division.

     Melvin L. Schuler, age fifty-four, is the Vice President Operations, Federal Services Division. Mr. Schuler has been with the Company for twenty-six years, serving in various management positions within the Electronics Services line.

     James C. Dobrowolski, age thirty-five, joined Halifax as a result of the Company acquiring EAI Services which he had managed for two years. Mr. Dobrowolski currently serves as a Vice President, in charge of the Simulation and Facilities Services Division. Prior to joining EAI as director of contracts in April 1988, he was with Engineering and Professional Services, Inc., where he served as Manager of Subcontract Administration for two years.

     Thomas F. Nolan, age fifty-three, is the Vice President, Computer Services Division. Before joining the Company, Mr. Nolan worked six years as an independent executive in Financial Services Management. Prior to that, he was Senior Vice President, Marketing for Decision Data Services, Inc., a nationwide computer maintenance firm. For seventeen years Mr. Nolan held various executive positions with Bell Atlantic Corporation's SORBUS Service Division.

     John D. D'Amore, age forty-eight, Vice President, Treasurer, and Chief Financial Officer, joined Halifax on April 10, 1996. He previously served as Vice President Finance for CTA Space Systems and CTA International, Inc., subsidiaries of CTA Incorporated. Prior to that he served in various executive finance positions including five years as Vice President Finance with Presearch Inc. Mr. D'Amore is a Certified Public Accountant and a member of the Virginia Bar.

     Thomas L. Mountcastle, age forty-four, is a Vice President and Chief Information Officer of Halifax, and President of Halifax Technology Services Company, a wholly owned subsidiary of Halifax. Mr. Mountcastle joined Halifax as a result of the Company acquiring CMS Automation, Inc. on April 1, 1996 where he had served as President since 1990. Prior to that he served in various capacities in computer technology including two years as President of Data Support Systems.

     Frank J. Ostronic, age sixty-nine, Vice President of Business Development and Head of the Federal Services Division, joined Halifax on May 24, 1996. Mr. Ostronic has over forty years experience in various executive positions including fourteen years with Computer Sciences Corporation as Vice President of Program Development. A U.S. Naval Academy graduate, Mr. Ostronic retired from the U.S. Navy with the rank of Captain.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based on a review of SEC Forms 3, 4 & 5 and amendments thereto furnished to the Company, to the best of the knowledge and belief of management, no person who was required to file said forms failed to do so on a timely basis.


                        Board of Directors; Committees

     During the year ended March 31, 1998, the Board of Directors held seven meetings. During that year, all members who were directors at the time attended at least 75% of the total number of meetings held by the Board and by each committee of the Board of which he was a member.

     Set forth below is certain information regarding the existing committees of the Board of Directors:

          Audit Committee. The Audit Committee reviews the results of, and the suggestions provided in connection with, the Company's annual audit by its independent public accountants; reviews internal audit and other accounting procedures established by management; and considers the scope of the audit and non-audit services provided by the Company's independent public accountants, including the fees charged for those services. The committee's members are Messrs. Hardin, Toups and Nashman. The Audit Committee held one meeting in Fiscal Year 1998.

          Compensation and Incentive Committee. The Compensation and Incentive Committee advises the Board of Directors with respect to compensation levels and the issuance of stock options to key employees of the Company. The committee members are Messrs. Scurlock, Grover, and Toups. During the year ended March 31, 1998, the committee held two meetings.

          Nominating Committee. The Nominating Committee was created by the Board of Directors on May 21, 1993, for the purpose of considering individuals to be nominated for election to the Board of Directors. Selections are presented to the Board for inclusion in the slate of management nominees submitted to the shareholders for election. The committee members are Messrs. Hardin, Grover, and Scurlock. During the year ended March 31, 1998, the committee held one meeting.

                     PRINCIPAL SHAREHOLDERS AND DIRECTORS

     The following table sets forth as of June 16, 1998 (1) the number of shares of the Company's common stock owned beneficially by each person who owned of record, or is known by the Company to have owned beneficially, more than 5% of such shares then outstanding (2) the number of shares owned by each director of the Company and (3) the number of shares owned beneficially by all officers and directors as a group. Information as to the beneficial ownership is based upon statements furnished to the Company by such persons.


Name of                                             Amount and Nature of
Beneficial Owner                                    Beneficial Ownership     Percent
Research Industries Incorporated (1)(3)(4)(6)              660,300            32.8
  123 North Pitt Street
  Alexandria, Virginia 22314

Howard C. Mills (5)                                         68,367             3.4
  5250 Cherokee Avenue
  Alexandria, Virginia 22312

Arch C. Scurlock (1)(2)                                    661,800            32.9
  123 North Pitt Street
  Alexandria, Virginia 22314

John H. Grover (3)                                            1,500            0.1
   123 North Pitt Street
   Alexandria, Virginia 22314

Clifford M. Hardin                                             1,500            0.1
   10 Roan Lane
   St. Louis, Missouri  63124

Ernest L. Ruffner (4)                                            150               0
   209 North Patrick Street
   Alexandria, Virginia 22314

Alvin E. Nashman                                              4,500             0.2
    3609 Ridgeway Terrace
    Falls Church, VA 22044

John M. Toups                                                 4,500             0.2
    1209 Stuart Robeson Drive
    McLean, Virginia 22101

Thomas L. Mountcastle                                        32,666             1.6
    2215 Tomlynn Street
    Richmond, VA 23230

Melvin L. Schuler                                             7,450            0.4
     5250 Cherokee Avenue
     Alexandria, VA 22312




John D. D'Amore                                              450                 0
    5250 Cherokee Avenue
    Alexandria, VA 22312

James L. Sherwood, IV                                        425                 0
    5250 Cherokee Avenue
    Alexandria, VA 22312

Frank J. Ostronic                                            150                 0
    5250 Cherokee Avenue
    Alexandria, VA 22312

Thomas E. Nolan                                              100                 0
    5250 Cherokee Avenue
    Alexandria, VA 22312

James C. Dobrowolski                                             0                0
    5250 Cherokee Avenue
    Alexandria, VA 22312

All officers and directors as
     a group (14 persons) (2)                              783,558            38.9


(1) Research Industries Incorporated is 93% owned by Arch C. Scurlock, chairman of the Company's Board of Directors.
(2)  Includes 660,300 shares owned by Research Industries.
(3) Mr. Grover is also a 5% owner and director of Research Industries Incorporated.
(4)  Mr. Ruffner is a director of Research Industries Incorporated.
(5)  Includes 450 shares held by Mr. Mills' wife.
(6) Research Industries Incorporated owns $2 million face amount of Halifax 7% convertible debentures.


                            EXECUTIVE COMPENSATION
              REPORT OF THE COMPENSATION AND INCENTIVE COMMITTEE

     The overall philosophy regarding compensation of the Company's executive officers continues to be based upon the concept that in order to achieve the Company's objectives of progress, growth and profitability it is necessary to attract and retain qualified executives who are motivated to provide a high level of performance. A vital element in this motivation is to offer an executive compensation program that is not only competitive but rewards those executives whose efforts enable the Company to achieve its goals. To accomplish this objective, the Committee has an established policy whereby a significant segment of an executive's total compensation is related directly to performance resulting in the interest of the Company's executives being in parallel with the interest of its shareholders.

     The executive compensation program includes three elements which are intended to constitute a flexible and balanced method of establishing total compensation. These are base salary, annual bonus, and stock options. When combined, these elements are intended to provide key executives sufficient motivation and incentives so that their efforts will maximize corporate performance thereby enhancing shareholder value. In accomplishing this objective, the compensation program seeks to balance performance rewards with what is reasonable under the total circumstances including the competitiveness of the executive market place.

     The primary component of the Company's executive compensation program is base salary. The base salaries of the executive officers are a reflection of the size of the Company, the scope of responsibility of each individual and the extent of experience in their particular position. Reviewed annually, base salaries are related indirectly to the Company's performance and marginally related to the cost of living.

     The base salary of Howard Mills, the Company's president and chief executive officer since 1984, is largely based on the performance of the Company, both for the fiscal year and since he has been CEO. The other criteria considered to a lessor degree is the annual change in the cost of living. Reflecting the Company's stated compensation policy, in September Mr. Mills base salary was increased by 5 percent to $166,580 effective July 1, 1997. He also participated in the company's 401(k) Plan, to the extent set forth below.

     The second component of the executive compensation program is an annual bonus determined in accordance with the Company's Profit Sharing Bonus Plan approved annually by the Board of Directors based upon projected profit goals set for each year. The Company creates separate profit pools related to project, division and corporate performance. Employees in the Plan are monetarily rewarded if the profitability of their profit pool meets specified threshold goals, and further rewarded for exceeding these goals based upon a fixed formula.

     The final component of the executive compensation program is a Key Employee Stock Option Plan ("Plan") which was adopted and approved by the Company's shareholders at the 1994 annual meeting and is for the benefit of the Company's key employees, including officers, who meet certain criteria. The purpose of the Plan is to attract, motivate, and retain those highly competent individuals upon whose judgment, initiative, and leadership, the continued success of the Company depends. The Plan is administered by a committee of three members of the Board of Directors who are not eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee has sole discretion and authority to determine from among eligible employees those to whom and time or times at which, options may be granted, the numbers of shares of Common Stock to be subject to each option, and the type of option to be granted.

     No member of the Compensation and Incentive Committee is a former or current officer or employee of the Company or any of its subsidiaries.



Arch C. Scurlock              John M. Toups            John H. Grover







                          SUMMARY COMPENSATION TABLE

     The following table sets forth information on compensation paid in fiscal year 1998 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's seven other executive officers whose income exceeded $100,000.




   SUMMARY
COMPENSATION
    TABLE

                 Annual       Long Term
              Compensatio   Compensation
                   n
                                                        Awards  Payouts
                                                Other
                                                Annual  Restri                        All Other
                           Salary     Bonus     Compen- cted    Options      LTIP     Compen-sation
                                                sation  Stock   SARs         payouts
                                                        Awards
              Year          ($)        ($)      ($) (1)   ($)   (#)            ($)     ($)
Howard C.     1998         164,417    none      4,119   none       none      none      3,227(2)
Mills(6)
CEO/President 1997         160,804    43,200    4,323   none       7,200     none      3,135(2)
              1996         149,925    28,336    5,623   none       7,200     none      2,999(2)

James L.      1998         106,156    none      none    none       none      none      2,136(2)
Sherwood IV
              1997         101,550    14,400    none    none       3,000     none      2,013(2)
              1996           96,785   13,970    none    none       1,800     none      5,284(3)

James C.      1998         112,390    17,950    none    none       none      none      2,607(2)
Dobrowolski
              1997         113,549     28,430   none    none       6,375     none      6,117(3)
              1996           96,940    13,627   2,400   none       3,600     none         599(2)

Melvin L.     1998         103,650    54,096    none    none       none      none       3,345(2)
Schuler
              1997          97,786    57,670    none    none       4,500     none       1,956(2)
              1996          89,733    19,712    none    none       1,500     none       1,794(2)

Thomas L.     1998         129,996    none      none    none      none       none       2,700(2)
Mountcastle
              1997         127,497    none      none    none     13,500      none       1,200(2)

Thomas E.     1998         111,177    8,439     none    none      none       none       2,399(5)
Nolan
              1997         107,623    none      none    none       6,375     none     13,768(4)

John D.       1998         102,412    none      none    none       4,000     none     2,050(2)
D'Amore

Frank J.      1998         110,240    none      none    none       5,000     none     1,823(2)
Ostronic




(1)    Value of Company furnished auto.

(2)   Amounts contributed to officer under 401(k) plan.

(3) Amounts contributed to officer under 401(k) plan and paid vacation.

(4) Amounts contributed to officer under 401(k) plan and living expenses.

(5)   Amount contributed to officer under 401(k) plan and Health
      Club.

(6)  The Company entered into an Executive Severance Agreement
   ("Agreement") with Mr. Mills in recognition of his position of high responsibility and the substantial contributions he has made to the Company over many years. The Agreement provides benefits under certain circumstances including a change in control of the Company and is automatically renewed from year to year. It confirms that employment is at will and provides for termination without additional compensation in the event of death, resignation, retirement or for cause. Except in connection with a change of control, termination for any other reason results in compensation equal to eighteen (18) months salary. In the event of termination within one (1) year after a change in control or in the event Mr. Mills resigns or retires during the first ninety (90) days after a change in control, he would receive compensation equal to thirty-six (36) months salary subject to statutory limitations.


                             Director Compensation

     Directors who are not officers of the Company receive an annual fee of $1,000. During the fiscal year ended March 31, 1998 Directors also received $2,000 and reimbursement of expenses incurred for each meeting of the Board of Directors which they attended. Alvin Nashman receives $2,000 per month for consulting services provided the Company.

     The following two tables present further details on stock options:



               OPTION/SAR GRANTS IN LAST FISCAL YEAR


Name                                                                              Potential Realizable Value at
                                 Percent Total                                     Assurred Annual Rates of Stock
                               Options/SARs Granted     Exercise                    Price Appreciation for Option
                 Options/SARs    to Employees in        or Base      Expiration                 Term(1)
                   Granted          Fiscal Year         Price(S)        Date








                                                                                      5%(S)            10%(S)

John D. D'Amore      4,000            44.4              7.56          5/16/02         8,355            18,462

Vice President

Frank Ostronic       5,000            55.6              7.56          5/16/02         10,443           23,077

Vice President



(1) Discloses the potential realizable value assuming that the market price of the underlying security appreciates at annualized rates of 5 and 10 percent over the term of the award.

              AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL  YEAR
            AND FISCAL YEAR-END VALUES OF UNEXERCISED OPTIONS/SARs


                 Shares                           Number of Unexercised        Value ofUnexercised In-The-
                 Acquired on    Value              Options at Year-End         Money Options at Year-end(s)
Name             Exercise (#)  Realized(S)     Exercisable   Unexercisable     Exercise     Unexercisable(1)

Howard C. Mills   3,000         12,750          7,200         21,600            32,976       87,264
President/CEO

James L.            900          3,825          2,700          7,500            12,366      29,682
Sherwood, IV
Vice President

Melvin L.                                       3,600          9,000            16,191      34,385
Schuler
Vice President

James              1,500         6,375          2,700        12,675             12,366      48,199
Dobrowolski
Vice President

Thomas Nolan        ---           ---            ---          7,875              ---         26,927
Vice President

Thomas              ---           ---            ---         13,500              ---       53,100
Mountcastle
Vice President

John D. D'Amore                                               7,750              ---       18,478

Vice President

Francis J.                                                     5,000             ---       8,450
Ostronic


(1) Based on the fair market value of the Common Stock on March 31, 1998, of $9.25 less the option exercised price.

                    PERFORMANCE GRAPH--SHAREHOLDERS RETURN

   Set forth below is a graph comparing the cumulative return of Halifax Corporation, the Standard & Poor's ("S&P") 500 Composite Stock Index ("S&P 500") and the Technology Sector Composite Index compiled by S&P. The graph assumes a $100 initial investment on March 31, 1993 and a reinvestment of dividends in Halifax Corporation and each of the companies reported in the indices through March 31, 1998 (the end of the Company's fiscal year).


                  COMPARISON OF FIVE CUMULATIVE TOTAL RETURN*

Among Halifax Corporation, The S&P 500 Index, and the S&P Technology Sector
Index

Years                        Mar-93   Mar-94   Mar-95   Mar-96   Mar-97    Mar-98
Halifax Corporation      -HX 100      117      102      107      271       222
S&P 500                -1500 100      101      117      155      186       275
S&P Technology Sector -IHTC  100      118      149      201      272       411

*$100 Invested on March, 1993 In Stock or Index-including Reinvestment of Dividends. Fiscal Year Ending March 31.

                                   TRANSACTIONS WITH MANAGEMENT

     On May 1, 1986, Ernest L. Ruffner, a director of the Company, joined the law firm of Pompan, Murray, Ruffner & Werfel. Jacob Pompan of that firm has represented Halifax in its government contract affairs since 1984. During the fiscal year ended March 31, 1998, the firm received fees of $9,095 from the Company. In addition, Mr. Ruffner, as General Counsel, receives $5,500 per month retainer from the Company.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Ernst & Young, independent accountants, subject to the ratification of such appointment by the Shareholders, to serve as independent accountants for the Company and its subsidiaries for the year ending March 31, 1999.

     This year's financial statements were audited by Ernst & Young who replaced Grant Thornton on September 16, 1994. The change was made by recommendation of the Audit committee.

     The company is advised that no member of Ernst & Young has any direct or indirect interest in the Company or any of its subsidiaries or has had, since its appointment, any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Ernst & Young will be invited to the annual meeting and, if present, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                     APPROVAL OF AMENDMENT OF ARTICLES OF
                     INCORPORATION TO INCREASE AUTHORIZED
                 COMMON STOCK AND TO AUTHORIZE PREFERRED STOCK

     On July 10, 1998, the Board of Directors approved a proposal to amend Halifax's Articles of Incorporation to increase the number of authorized shares of Common Stock from 4,500,000 shares to 6,000,000 and to authorize 1,500,000 shares of preferred stock and further decreed that the proposal be submitted to the shareholders with the recommendation that the amendment be approved. The text of the proposed amendment is set forth in the Appendix to this Proxy Statement.

     At this time, the Company has no present plans, understandings, or agreements for the issuance or use of the proposed additional shares of Common Stock or the newly authorized Preferred Stock. Nevertheless, the Board of Directors believes that the proposal is desirable so that, as the need may arise, the Company will have more financial flexibility and be able to issue shares of Common or Preferred Stock, without the expense and delay of a special shareholders' meeting, in connection with future opportunities for expanding the business through investments or acquisitions, possible stock splits or stock dividends, equity financing, management incentive and employee benefit plans, and for other purposes.

     Authorized but unissued shares of the Company's Common and Preferred Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's shareholders, except as otherwise required by applicable corporate law or stock exchange policies.

     The Company's authorized but unissued Preferred Stock may be issued with such rights, preferences, and limitations as the Board of Directors may determine subject to applicable corporate law.


                         APPROVAL OF AMENDMENT OF THE
                       COMPANY'S 1994 KEY EMPLOYEE STOCK
                      OPTION PLAN TO INCREASE THE NUMBER
                              OF SHARES ISSUABLE

     At the present time the Company's 1994 Key Employee Stock Option Plan ("Plan") as approved by the shareholders authorizes the issuance of 180,000 shares of Common Stock (adjusted to reflect prior 3 for 2 stock split) to key employees. To date the Company has granted options for 136,800 shares of stock pursuant to the Plan leaving a total of 43,200 shares available under the Plan for future grants. The Plan expires September 15, 2004.

     The Board of Directors believes strongly that it is essential to incentivize key employees by insuring they have a direct interest in the overall success of the Company. A principal means of doing this is to encourage ownership of corporate stock which can be realized on an advantageous basis through stock options. In this regard, the Company intends to continue with an aggressive stock option program to hold and recruit individuals valuable to the organization.

     In order to be able to carry out its objectives throughout the remaining six (6) years of the Plan, the Board of Directors recommends that the shareholders approve an amendment to the Plan, at this time, which will add 100,000 shares of Common Stock to the present number of shares issuable.

                            SHAREHOLDERS' PROPOSALS

     Any proposal which a shareholder wishes to have presented at the next annual meeting of shareholders should be sent to the Secretary of the Company at 5250 Cherokee Avenue, Alexandria, Virginia 22312, and must be received not later than the close of business on April 1, 1999. Material filed with the Company in a timely manner will be considered, pursuant to the requirements of all applicable laws and regulations, for inclusion the Company's 1999 proxy materials for such annual meeting.



                         TRANSFER AGENT AND REGISTRAR

     The American Stock Transfer & Trust Company, is the Company's transfer agent and registrar.


                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no additional matters to be presented for vote of the shareholders at the Annual Meeting, nor has it been advised that others will present any other matters. Should any matters be properly presented at the Annual Meeting for a vote of the shareholders, the proxies will be voted in accordance with the best judgment of the proxy holder.





                              By Order of the Board of Directors



                              Ernest L. Ruffner
                              Secretary




     For a menu of Halifax Corporation news releases available by fax 24 hours (no charge) or to retrieve a specific release, please call 1-800-758-5804, ext. 391950, or access the address http://www.prnewswire.com on the Internet.

                                   APPENDIX

     Article III of the Corporation's Articles of Incorporation is proposed to be amended as follows:

                                  ARTICLE III

     A. The total number of shares of stock of all classes that the Corporation has authority to issue is 7,500,000, consisting of 6,000,000 shares of common stock, $0.24 par value per share (the "Common Stock"), and 1,500,000 shares of preferred stock without nominal or par value (the "Preferred Stock").

     B. The Preferred Stock may be issued from time to time in one or more series.

     C. The Board of Directors of the Corporation is authorized to fix, in whole or in part, the preferences, limitations and relative rights, within the limits set forth in the Code of Virginia, on any wholly unissued class of Preferred Stock by the adoption of an amendment of the Articles of Incorporation as provided for in the relevant provisions of the Code of Virginia.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.

  The undersigned acknowledges receipt with this Proxy a copy of the Proxy Statement for the Annual Meeting of Shareholders to be held September 18, 1998.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE CHECK IF YOU INTEND TO BE PRESENT AT THE MEETING.

IMPORTANT: Please date this proxy and sign exactly as your name(s) appear in the Company records. If shares held jointly, signatures should include both names. Executors, administrators, trustees, guardians, and others, signing in a representative capacity, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign partnership name by authorized person.


                                   Dated:             , 1998


                                   Signature of Shareholder

                                   Signature, if held jointly



PROXY               HALIFAX CORPORATION             PROXY
                    5250 Cherokee Avenue
                     Alexandria, Virginia   22312

         Annual Meeting of Shareholders to be held September 18, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Ernest L. Ruffner and Richard J. Smithson or either of them, proxies and attorneys in fact with full power of substitution to represent and to vote for the undersigned all shares of Common Stock, $0.24 par value, of Halifax Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Halifax Corporation to be held on September 18, 1998, and at any adjournment thereof.

1.  Election of Directors:  FOR ALL NOMINEES listed below WITHHOLD
    AUTHORITY
    (except as marked on the contrary below)    to vote for all
nominees listed below

INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.
           Arch C. Scurlock   Howard C. Mills       Clifford M. Hardin
           John H. Grover     Ernest L. Ruffner     John M. Toups
           Alvin E. Nashman

2. Proposal to ratify Ernst & Young as Independent Public Accountants of the Company.
               FOR                    AGAINST    ABSTAIN

3. Amendment of Articles of Incorporation to increase authorized common stock and to authorize preferred stock.

            FOR               AGAINST                 ABSTAIN

4. Approval of amendment of the Company's "1994 Key Employee Stock Option Plan" to increase the number of shares issuable from 180,000 to 280,000.

          FOR            AGAINST       ABSTAIN

5. In their discretion, upon such other matters as properly may come before the meeting.